Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisory.com

THE ADVISORY BOARD COMPANY REPORTS

RESULTS FOR QUARTER ENDED DECEMBER 31, 2013

Company Reports Quarterly Revenue of $131 Million and Contract Value Growth of 16%; Issues Guidance for Calendar Year 2014; and Announces Launch of New Programs

WASHINGTON, D.C. — (February 6, 2014) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended December 31, 2013, which is the third quarter of its 2014 fiscal year. Revenue for the quarter increased 13% to $131.0 million, from $116.2 million for the quarter ended December 31, 2012. Contract value increased 16% to $522.5 million as of December 31, 2013, up from $450.0 million as of December 31, 2012. For the quarter ended December 31, 2013, net income attributable to common stockholders was $3.8 million, or $0.10 per diluted share, compared to net income attributable to common stockholders of $4.6 million, or $0.13 per diluted share, for the quarter ended December 31, 2012. For the quarter ended December 31, 2013, adjusted EBITDA was $21.4 million, up from $19.7 million for the quarter ended December 31, 2012. Adjusted net income for the quarter ended December 31, 2013 was $9.5 million, or $0.26 per diluted share, compared to $10.3 million, or $0.28 per diluted share, for the quarter ended December 31, 2012. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

For the nine months ended December 31, 2013, revenue increased 16% to $382.6 million, from $331.1 million for the nine months ended December 31, 2012. Net income attributable to common stockholders was $16.5 million, or $0.45 per diluted share, for the nine months ended December 31, 2013, compared to net income attributable to common stockholders of $16.9 million, or $0.47 per diluted share, for the same period in the prior fiscal year. For the nine months ended December 31, 2013, adjusted EBITDA was $66.2 million, up from $61.3 million for the nine months ended December 31, 2012. Adjusted net income for the nine months ended December 31, 2013 was $32.3 million, or $0.88 per diluted share, compared to $33.1 million, or $0.91 per diluted share, for the nine months ended December 31, 2012.

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “I am pleased that 2013 was another year of strong performance for The Advisory Board Company. We again not only achieved a mid-teens growth rate but also reinvested in the business while delivering solid bottom-line growth, and we extended our track record of taking advantage of our market-leading position in our industries to drive exceptional impact for our members. With a compound annual growth rate of 18% for contract value over the last five years, our consistent performance illustrates the power of our formula: driving tangible value to our members, earning their trust and the right to work with them in deeper and more comprehensive ways which spurs incremental growth. Given our scalable model, this incremental growth is highly profitable, allowing us to reinvest in developing new ways to serve member needs and seed future growth while also delivering strong results for our shareholders.”

Mr. Musslewhite continued, “I am pleased to announce today two examples of that investment: First, the launch of our Payment Integrity Forecaster Program. This renewable health care software-based program provides a SaaS solution that enables members to understand and to project financial scenarios under value-based care dynamics. Built on the Concuity platform and incorporating proprietary intellectual property on contracting techniques, the Payment Integrity Forecaster Program features a uniquely flexible contracting solution able to integrate data across multiple care settings. The software enables providers not only to understand the economics of a value-based initiative but also, importantly, to proactively design contracts around the anticipated areas of clinical quality improvement. In a time of tremendous flux, the Payment Integrity Forecaster Program provides our members the tools to do more than just survive a difficult transition, and to instead be agents of change and be fairly paid for making smart changes to drive better care quality.”

Mr. Musslewhite concluded, “I am also pleased to announce today our latest higher education launch, our Advancement Forum, a renewable research program for university advancement officers that provides best practice research, peer networking, and benchmarking tools to help address the key issues facing university fundraisers today. With higher education fundraising totaling over $30 billion across the country last year, colleges and universities are turning to the fundraising function with increasing urgency to help alleviate the pressure on university revenues caused by declining state appropriations, budget shortfalls, and cuts to federal research funding. The Advancement Forum both leverages insights from our long-standing and well-regarded Health Care Philanthropy program and conducts original research focused on such university-specific topics as driving ROI from alumni relations and engaging with the broader academy. With the Advancement Forum, we are excited to expand our research footprint serving higher education, as this has consistently proven to be a platform for future growth and new ways to help solve our members’ most pressing problems.”

Outlook for Calendar Year 2014

The Company is providing financial guidance for calendar year 2014. For the calendar year, the Company expects revenue to be in a range of approximately $570 million to $580 million, adjusted EBITDA to be in a range of approximately $101 million to $106 million, and non-GAAP earnings per diluted share to be in a range of approximately $1.18 to $1.30. For calendar year 2014, the Company expects stock-based compensation expense to be approximately $22 million, and expects amortization from acquisition-related intangible assets to be approximately $11 million. For calendar year 2014, the Company expects an effective tax rate in a range of approximately 38.5% to 39.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” for the three and nine months ended December 31, 2013 and 2012 refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” for the three and nine months ended December 31, 2013 and 2012 refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” for the three and nine months ended December 31, 2013 and 2012 refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

Net income attributable to common stockholders	$3,771	$4,592	$16,465	$16,866
Equity in loss of unconsolidated entities	1,413	1,870	3,320	4,586
Provision for income taxes	3,170	4,012	12,311	13,250
Other income, net	(360)	(738)	(1,974)	(2,002)
Depreciation and amortization	8,712	5,338	21,952	14,029
Acquisition and similar transaction charges	—	252	573	851
Fair value adjustments to acquisition-related earn-out liabilities	—	859	(250)	3,359
Stock-based compensation expense	4,728	3,471	13,794	10,382

Adjusted EBITDA	$21,434	$19,656	$66,191	$61,321

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

Net income attributable to common stockholders	$3,771	$4,592	$16,465	$16,866
Equity in loss of unconsolidated entities	1,413	1,870	3,320	4,586
Amortization of acquisition-related intangibles, net of tax	1,424	1,030	3,790	2,611
Acquisition and similar transaction charges, net of tax	—	155	352	525
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	—	530	(154)	2,073
Loss on investment in common stock warrants, net of tax	—	—	—	68
Stock-based compensation expense, net of tax	2,908	2,142	8,484	6,406

Adjusted net income	$9,516	$10,319	$32,257	$33,135

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

GAAP earnings per diluted share	$0.10	$0.13	$0.45	$0.47
Equity in loss of unconsolidated entities	0.04	0.05	0.09	0.13
Amortization of acquisition-related intangibles, net of tax	0.04	0.03	0.10	0.07
Acquisition and similar transaction charges, net of tax	—	—	0.01	0.01
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	—	0.01	—	0.06
Loss on investment in common stock warrants, net of tax	—	—	—	—
Stock-based compensation expense, net of tax	0.08	0.06	0.23	0.18

Non-GAAP earnings per diluted share	$0.26	$0.28	$0.88	$0.91

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its third quarter performance this evening, February 6, 2014, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.317.6016. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, February 6, until 11:00 p.m. Eastern Time on Thursday, February 13, 2014.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 165,000 leaders in 4,100 organizations across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, stock-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2014 are based on information available to the Company as of February 6, 2014, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third-party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, which is available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-Q for the quarter ended December 31, 2013, which will be filed with the Securities and Exchange Commission in February 2014.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended December 31,		Selected Growth Rates	Nine Months Ended December 31,		Selected Growth Rates
	2013	2012		2013	2012
Statements of Income
Revenue	$131,038	$116,231	12.7%	$382,595	$331,131	15.5%

Cost of services, excluding depreciation and amortization (1) (2) (6) (7)	69,521	62,764		205,328	176,401
Member relations and marketing (1)	25,500	21,826		69,886	62,431
General and administrative (1) (3)	19,430	16,567		55,426	45,678
Depreciation and amortization (4) (6)	8,712	5,338		21,952	14,029

Operating income (5)	7,875	9,736		30,003	32,592
Other income, net	360	738		1,974	2,002

Income before provision for income taxes and equity in loss of unconsolidated entities	8,235	10,474		31,977	34,594
Provision for income taxes	(3,170)	(4,012)		(12,311)	(13,250)
Equity in loss of unconsolidated entities	(1,413)	(1,870)		(3,320)	(4,586)

Net income before allocation to noncontrolling interest	3,652	4,592		16,346	16,758
Net loss attributable to noncontrolling interest	119	—		119	108

Net income attributable to common stockholders (6) (7)	$3,771	$4,592		$16,465	$16,866

Net income attributable to common stockholders per share
Basic	$0.10	$0.13		$0.46	$0.49
Diluted	$0.10	$0.13		$0.45	$0.47

Weighted average common shares outstanding
Basic	36,063	34,949		35,812	34,597
Diluted	37,112	36,385		36,876	36,231

Contract Value (at end of period)	$522,532	$450,027	16.1%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2)	53.1%	54.0%		53.7%	53.3%
Member relations and marketing (1)	19.5%	18.8%		18.3%	18.9%
General and administrative (1) (3)	14.8%	14.3%		14.5%	13.8%
Depreciation and amortization (4)	6.6%	4.6%		5.7%	4.2%
Operating income	6.0%	8.4%		7.8%	9.8%
Net income attributable to common stockholders	2.9%	4.0%		4.3%	5.1%
(1) Amounts include stock-based compensation, as follows:
Cost of services	1,456	1,009		4,145	3,002
Member relations and marketing	944	656		2,845	1,992
General and administrative	2,328	1,806		6,804	5,388
(2) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	—	859		(250)	3,359

(3) Amounts include acquisition and transaction related charges, as follows:
General and administrative	—	252	573	851
(4) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	2,315	1,669	6,163	4,231
(5) Amounts include loss on investment in common stock warrants, as follows:
Other income, net	—	—	—	(110)
(6) Prior period amounts have been revised to correct an immaterial error in the calculation of capitalized developed software, as follows:
Cost of services	—	(359)	—	(1,077)
Depreciation and amortization	—	115	—	290
Net income attributable to common stockholders	—	150	—	483
(7) Prior period amounts have been revised to correct an immaterial error in the timing of acquisition-related earn-out fair value adjustments, as follows:
Cost of services	—	—	—	(1,000)
Net income attributable to common stockholders	—	—	—	619

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2013	March 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,717	$57,829
Marketable securities, current	1,044	16,611
Membership fees receivable, net	464,517	370,321
Prepaid expenses and other current assets	15,796	15,477
Deferred income taxes, current	9,980	7,664

Total current assets	544,054	467,902

Property and equipment, net	100,311	73,572
Intangible assets, net	34,654	32,381
Deferred incentive compensation and other charges	85,050	73,502
Deferred income taxes, net of current portion	3,859	2,993
Marketable securities, net of current portion	137,698	140,228
Goodwill	129,424	95,540
Investments in and advances to unconsolidated entities	17,742	6,265
Other non-current assets	5,550	5,550

Total assets	$1,058,342	$897,933

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$451,993	$398,541
Accounts payable and accrued liabilities	77,459	75,089
Accrued incentive compensation	25,283	21,033

Total current liabilities	554,735	494,663

Deferred revenue, net of current portion	165,090	104,484
Other long-term liabilities	16,721	15,866

Total liabilities	736,546	615,013

Redeemable noncontrolling interest	100	100
The Advisory Board Company’s stockholders’ equity:
Common stock	361	351
Additional paid-in capital	418,055	375,622
Accumulated deficit	(93,997)	(94,306)
Accumulated other comprehensive (loss) income	(2,496)	1,261

Total stockholders’ equity controlling interest	321,923	282,928
Equity attributable to noncontrolling interest	(227)	(108)

Total stockholders’ equity	321,696	282,820

Total liabilities and stockholders’ equity	$1,058,342	$897,933

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$16,346	$16,758
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	21,952	14,029
Deferred income taxes	(585)	(649)
Excess tax benefits from stock-based awards	(16,583)	(11,755)
Stock-based compensation expense	13,794	10,382
Amortization of marketable securities premiums	2,020	1,473
Loss on investment in common stock warrants	—	110
Equity in loss of unconsolidated entities	3,320	4,586
Changes in operating assets and liabilities:
Membership fees receivable	(79,697)	(84,582)
Prepaid expenses and other current assets	16,264	(1,772)
Deferred incentive compensation and other charges	(11,548)	(9,894)
Deferred revenue	101,861	115,486
Accounts payable and accrued liabilities	3,921	26,543
Acquisition-related earn-out payments	(2,212)	(3,011)
Accrued incentive compensation	3,877	(45)
Other long-term liabilities	855	(3,437)

Net cash flows provided by operating activities	73,585	74,222

Cash flows from investing activities:
Purchases of property and equipment	(35,692)	(26,457)
Capitalized external use software development costs	(3,722)	(2,555)
Investments in and loans to unconsolidated entities	(15,641)	—
Cash paid for acquisition, net cash acquired	(46,036)	(31,887)
Redemptions of marketable securities	48,676	35,220
Purchases of marketable securities	(38,762)	(42,889)

Net cash flows used in investing activities	(91,177)	(68,568)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	17,478	21,580
Withholding of shares to satisfy minimum employee tax withholding	(5,796)	(3,844)
Proceeds from issuance of stock under employee stock purchase plan	374	255
Excess tax benefits from stock-based awards	16,583	11,755
Contributions from noncontrolling interest	—	100
Acquisition-related earn-out payments	—	(1,400)
Purchases of treasury stock	(16,159)	(12,999)

Net cash flows provided by financing activities	12,480	15,447

Net increase in cash and cash equivalents	(5,112)	21,101
Cash and cash equivalents, beginning of period	57,829	60,642

Cash and cash equivalents, end of period	$52,717	$81,743